EXHIBIT 26

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                                                         Paris, 24 january 2003



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                                  PRESS RELEASE
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               PPR ANNOUNCES PURCHASE PLAN TO ACQUIRE GUCCI SHARES


Pinault-Printemps-Redoute announced today that it has entered into an agreement with a bank to acquire on behalf of PPR up to 3,000,000 shares of Gucci Group N.V. on the New York and Euronext Amsterdam stock exchanges between January 28, 2003 and April 4, 2003 so long as the purchase price does not exceed a defined maximum price.

This agreement, which is irrevocable, has been structured to assure compliance with Gucci's Insider Trading Policy and US and Dutch securities laws, including relevant "safe harbors".






CONTACTS
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PRESS :                          Juliette Psaume               33 1 44 90 63 02
ANALYSTS/INVESTORS :             David Newhouse                33 1 44 90 63 23
                                 Alexandre de Brettes          33 1 44 90 61 49
PRESS WEB SITE :                 www.pprlive.com
ANALYSTS/INVESTORS WEB SITE :    www.pprfinance.com